Exhibit 99.1

CHANNELL PROVIDES UPDATED FINANCIAL GUIDANCE

Temecula, Calif., February 6, 2007 – Channell Commercial Corp. (NASDAQ: CHNL) a designer and manufacturer of telecommunications equipment supplied to operators of communications networks worldwide and water harvesting solutions distributed in markets throughout Australia, today announced updated financial guidance for the fourth quarter of 2006 ended December 31, 2006.

Revenue for the quarter is expected within the previously provided $23 million to $25 million range.  On a GAAP basis, the company now anticipates a loss per share in the $0.20-$0.25 range as compared to prior guidance of a loss per share in the $0.07-$0.10 range.  The shortfall was a result of poor fixed cost absorption within the domestic telecom operations combined with higher-than-anticipated costs in the Company’s Australian water harvesting business, including transportation costs, legal costs and business interruption costs, all caused by the termination of freight services by the company that previously provided exclusive transportation services to Bushman’s.

William H. Channell, Jr., Chief Executive Officer of the Company commented, “While we are disappointed with the shortfall, our backlog at the end of the year was materially higher than a year-ago and our new order input in 2007 has accelerated markedly.  Therefore, we anticipate a much stronger start to the current year versus 2006 and we are focused on executing a plan to offset the negative Q4 downturns that have plagued us in the prior two years.”  Mr. Channell continued, “Management is optimistic we have a sound strategy to return the company to profitability in 2007 and we are confident the expansion of our VoIP and global water harvesting solutions will be key drivers to delivering material EPS.”

The company expects to report final results at or near the filing of its form 10-K with the Securities and Exchange Commission at which time it will provide financial guidance for the first quarter of 2007 and full fiscal year.

About Channell

Channell Commercial Corporation is a designer and manufacturer of telecommunications equipment supplied to communications network operators worldwide and water storage tanks distributed in markets throughout Australia.  Major product lines include a complete line of thermoplastic and metal fabricated enclosures, advanced copper termination and connectorization products, fiber-optic cable management systems and polyethylene water storage tanks.  Channell’s headquarters and U.S. manufacturing facilities are in Temecula, California.  International operations include facilities in Toronto (Canada), London (U.K.) and various locations throughout Australia.  Channell’s website is www.channell.com

Forward-Looking Statements

This news release contains statements that are not historical in nature and that may be characterized as “forward-looking statements” within the meaning of the securities laws.  Examples of forward looking statements would include statements about the expected future revenues, expenses and other financial results and any other statements that are not historical facts.  These statements are based on management’s current expectation and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from the Company’s estimates or projections contained in the forward-looking statements include, but are not limited to: (1) obsolescence of Company products resulting from technological change, (2) ability to anticipate changes in technology and industry standards in order to successfully develop and introduce new products, (3) dependence on a few customers for a large percentage of sales, (4) dependence on the telecommunications industry to represent a substantial portion of the Company’s total sales, (5) customer demand, (6) material costs and the availability of complementary products, (7) energy costs, (8) integration of acquired businesses, (9) delays in product development, (10) operating leverage, (11) seasonality and fluctuations in operating results and (12) worldwide economic conditions.  Such uncertainties are discussed further in the Company’s filings with the Securities and Exchange Commission, which you are encouraged to review in connection with this release.